UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 3, 2005

UNOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.unova.com	98203-1264 (Zip Code)
(Address of principal executive offices and internet site)

Registrant’s telephone number, including area code: (425) 265-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                 Results of Operations and Financial Condition

UNOVA, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K, dated February 3, 2005, to report adjustments to earnings from continuing operations and earnings from discontinued operations for the quarter and fiscal year ended December 31, 2003.

The earnings release issued by the Company on February 7, 2005 and attached as an exhibit to the Current Report on Form 8-K filed the following day reported a divestiture plan for the Company’s Industrial Automation Systems (“IAS”) business and reflects IAS as discontinued operations.

Based on the Company’s further analysis related to the allocation of the income tax provision between continuing operations and discontinued operations for 2003, the Company adjusted the related tax allocation.  The net loss and loss per share for the quarter and fiscal year ended December 31, 2003 were not changed by these adjustments. Earnings from continuing operations for the fourth quarter and fiscal year 2003 were $0.18 and $0.25 per diluted share, respectively.  In the Company’s earnings release dated February 7, 2005, the Company reported earnings from continuing operations for the fourth quarter and fiscal year 2003 of $0.05 and $0.13 per diluted share, respectively. The loss from discontinued operations for the fourth quarter and fiscal year 2003 were ($0.22) and ($0.57) per diluted share, respectively, compared to the previously reported ($0.09) and ($0.45) per diluted share, respectively.

Fiscal year 2004 earnings from continuing operations are as previously reported at $52.2 million, or $0.84 per diluted share, compared to the revised 2003 earnings from continuing operations of $15.2 million, or $0.25 per diluted share.  Earnings from continuing operations for the quarter ended December 31, 2004 are as previously reported at $26.4 million, or $0.42 per diluted share, compared to the revised $10.9 million, or $0.18 per diluted share for the fourth quarter of 2003.

The Company also reclassified $14.7 million previously reported in other long-term liabilities of discontinued operations in the Form 8-K dated February 3, 2005, to accumulated other comprehensive income in its balance sheet as of December 31, 2004.  This amount is expected to be removed from the balance sheet upon the divestiture of the IAS business and relates to cumulative translation adjustments and minimum pension liabilities adjustments.

Certain other amounts have been reclassified in the revised consolidated balance sheets and revised consolidated statement of cash flows to conform with the 2004 presentation the Company expects to reflect in its 2004 consolidated financial statements to be filed with its annual report on Form 10-K.

Attached as Exhibit 99.1 are the Company’s revised preliminary Consolidated Statements of Operations for the three months and fiscal years ended December 31, 2003 and 2004, the revised preliminary Consolidated Balance Sheets for the years ended December 31, 2003 and 2004, and the revised preliminary Consolidated Statement of Cash Flows for the year ended December 31, 2004.  These financial statements are presented in  formats consistent with those in the earnings release attached as an exhibit to the original Current Report on Form 8-K.

Item 9.01           Financial Statements and Exhibits

(c)  Exhibits.

The following exhibit is furnished as part of this report:

Exhibit
Number	Description
99.1	Revised Consolidated Statements of Operations (Preliminary), Revised Consolidated Balance Sheets (Preliminary) and Revised Consolidated Statement of Cash Flows (Preliminary).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNOVA, INC.

By:	/s/ MICHAEL E. KEANE
Michael E. Keane
Senior Vice President and
Chief Financial Officer

March 9, 2005